UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2003

MMI PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-29141	74-1622891
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

515 West Greens Road, Suite 710

Houston, Texas 77067

(Address of Principal Executive Offices)

(281) 876-0080

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

John Piecuch, President/CEO, and Robert Tenczar, Vice-President/CFO, of MMI Products, Inc. disclosed the following items in discussions with participants at the recent Bear Stearns Credit Conference in New York, New York.

Properties

  The Company has closed or modified the use of the following properties since mid-2002:

Manufacturing Plants:

Concrete Construction Products Segment

Ivy Steel & Wire -

Baltimore Closed

Toledo Closed

Meadow Burke -

Chicago Manufacturing Eliminated

Palisades Park Manufacturing Eliminated

Decatur Manufacturing Eliminated

Fence Segment

Bartonville Closed

Bladensburg Downsized

Whittier Downsized

Houston Product Profile Changed

Distribution Facilities:

Fence Segment

San Antonio Closed

Memphis Closed
  Annual fixed cost savings from the actions disclosed above is approximately $7 million.
  Because of certain closing, equipment transfer and other related costs to be incurred in fiscal 2003 relating to actions taken in fiscal 2002, a net benefit of only $3 million is expected in fiscal 2003.
  The feasibility of establishing a manufacturing operation in Mexico is being explored as a means of further reducing costs.
  New Concrete Construction Product segment distribution centers have been opened in New England and the Pacific Northwest.

Operations

  The Company has developed the following market expansion initiatives:

Fence Segment:

    New Wood and Poly Vinyl Chloride (PVC) Programs;
    Expanded Import Lines; and
    Expanded Accessory Product Portfolio.

Concrete Construction Products Segment:

    Investment of approximately $13 million in the two new production lines (expected to be fully operational in third quarter of fiscal 2003) in St. Joseph, Missouri and Jacksonville, Florida;
    Previously Announced SRP Acquisition; and
    New Product Introductions.
  The key performance issues that are being addressed are as follows:
    Too many production facilities resulting in low capacity utilization and high costs;
    Lack of a manufacturing culture and deficient skill sets;
    Inadequate purchasing functions which fail to fully leverage company size;
    Unbalanced marketing and sales functions with too great of a commodity product orientation;
    Inadequate MIS / analytical tools and staff; and
    Lack of effective internal coordination/communication

Results of Operations

  Profitability improvement over fiscal 2002 is expected in fiscal 2003. Achieving that improvement is dependent upon the pace of the second-half economic recovery, the progress in implementing new company initiatives and relative steel prices.
  Based on industry statistics, the company believes that its market share increased during the first quarter of fiscal 2003.
  Increases in steel rod costs and, given market conditions, MMI's inability to pass those increases on to its customers, resulted in a cost/price squeeze of approximately $4 million for fiscal 2002 compared to fiscal 2001.
  Improvements in marketing and sales functions are expected to increase sales and marketing expense in fiscal 2003 by approximately $1.5 million. Once a current restructuring of the Company's national sales coverage is complete, that net increase in expense is expected to be reduced to about $1.0 million or less in fiscal 2004.
  In fiscal 2002 income before interest and income taxes and EBITDA included approximately $14.7 million of charges relating to key performance problems and the efforts necessary to correct them, $4.6 million relating to the Fence segment, and $10.1 million to Concrete Construction Products segment.
  Set forth below is a reconciliation of EBITDA to Income Before Interest and Income Taxes for fiscal 2002:

EBITDA Reconciliation:	Fiscal 2002
Income before interest and income taxes	$ 21,995
Depreciation expense	11,138
Amortization expense	462
EBITDA	$ 33,595

Liquidity and Capital Resources

Working Capital. The company's expected working capital swings are approximately $20 to $25 million from the company's seasonal low point to seasonal high point.

Capital Expenditures. Fiscal 2003 capital expenditures are expected to be approximately $15 million. An additional $5 million of machinery and equipment is expected to be financed through capital lease obligations. A total of $7 to $12 million in lease or other term financing is being negotiated to finance the two new production lines in the Concrete Construction Products segment.

Indebtedness.

  The Company's excess borrowing availability has been $16 to $21 million since the revolving credit facility was amended in May 2003.
  Cash payments of interest in fiscal 2003 is not expected to be significantly different than the $27.3 million incurred in fiscal 2002.
  On March 29, 2003 the outstanding balance under the senior subordinated notes owed by the company's parent, Merchants Metals Holding Company, to Citicorp Mezzanine Partners, Ltd. was $52.8 million. Dividends to the company's parent company to service such notes are unlikely in fiscal 2003.
  The Company intends to pursue opportunities to reduce leverage through equity infusions, in one form or another.

Statements made in this Current Report on Form 8-K and news release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions ("Factors") which are difficult to predict. Some of the Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the cyclical nature of the Company's business; national and regional economic conditions in the U.S.; seasonality of the Company's operations; levels of construction spending in major markets; supply/demand structure of the industry; competition from new or existing competitors; unfavorable weather conditions during peak construction periods; changes in and implementation of environmental and other governmental regulations; our ability to successfully identify, complete and efficiently integrate acquisitions; our ability to successfully penetrate new markets; and other Factors disclosed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. In general, the Company is subject to the risks and uncertainties of the construction industry and of doing business in the U.S. The forward-looking statements are made as of this date and the Company undertakes no obligation to update them, whether as a result of new information, future events or otherwise.

The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMI PRODUCTS, INC.
Date: June 17, 2003	By: /s/ Robert N. Tenczar
Robert N. Tenczar, Vice President and Chief Financial Officer